Exhibit 99.1

Franklin BSP Realty Trust Announces Leadership Transition

•	Michael Comparato Named Chief Executive Officer
•	Brian Buffone Promoted to President
•	Richard Byrne to Remain as Chairman

New York City, NY — February 10, 2026 — Franklin BSP Realty Trust, Inc. (the “Company” or “FBRT”) today announced that the Board of Directors of the Company has appointed Michael Comparato, currently the Company’s President, as Chief Executive Officer and Brian Buffone as President, effective immediately. Richard Byrne will continue as Chairman of the Board of Directors.

Mr. Byrne commented: “I am excited to welcome Mike Comparato in his new role. Mike is a highly respected industry leader who has been instrumental in building and scaling Benefit Street Partners’ real estate platform. I am also proud to welcome Brian Buffone as President. Brian is a seasoned real estate veteran and long-time member of our investment team. Together, these appointments represent a natural evolution of FBRT’s leadership and leave us well positioned to execute our strategy in a dynamic market environment.”

Elizabeth Tuppeny, Lead Independent Director of FBRT’s Board of Directors, said: “The Board has confidence that the appointment of Mike and Brian pursuant to the Board’s management succession plan, will position FBRT to execute its long-term strategy. We thank Rich for his exceptional leadership in building FBRT’s platform and are Board is pleased he has agreed to continue as Chairman, providing strategic oversight and continuity. ”

Michael Comparato, Chief Executive Officer of FBRT, added: “I am grateful for Rich’s leadership and the role he has played in building FBRT into the company it is today. I also congratulate Brian on his promotion. Brian has been a trusted partner of mine for many years and is a proven leader who will play an important role as we continue to execute FBRT’s strategy. I look forward to working closely with Rich, the Board and the management team as we remain focused on disciplined investment execution and serving the best interests of our shareholders.”

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

Investor Relations Contact

Lindsey Crabbe

Executive Director, BSP

l.crabbe@benefitstreetpartners.com

214-874-2339

Media Contact

Sam Turvey

Global Head of Communications, BSP

s.turvey@bspcredit.com

+44 (0) 782 783 6246

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2025, FBRT had approximately $6.2 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.